EXHIBIT 32.1     CERTIFICATIONS

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ransom J. Parker, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Annual Report of Hooper Holmes, Inc., on Form 10-K for the period ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Hooper Holmes, Inc.
Dated: March 9, 2012

/s/ Ransom J. Parker
__________________________
Ransom J. Parker
Chief Executive Officer and President
This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to Hooper Holmes, Inc. and will be retained by Hooper Holmes, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.